EXHIBIT 99.1

Midway Gold Announces Third Quarter 2012 Financial Results

November 9, 2012

Denver, Colorado – Midway Gold Corp. (TSX.V and NYSE MKT: MDW) (the “Company”) announces financial results for the third quarter ended September 30, 2012.  These results were filed today with the United States Securities and Exchange Commission (the “SEC”) in the Company’s quarterly report on Form 10-Q, and with the relevant security regulators in Canada.

Recent Highlights

●
Second quarter drill results from the Spring Valley Project. Multiple holes have long intercepts with good grades which include shorter sections with higher grades (please refer to our press release dated August 13, 2012 for further details).

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Announced that engineering and permitting activities continue to advance at a rapid pace at its 100%-owned Pan heap leach gold project located in White Pine County, Nevada (please refer to our press release dated August 16, 2012 for further details).

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A construction contract for a new access road for the Pan Project has been awarded and is significantly less than the initial estimates, and the U.S. Army Corps of Engineers has confirmed that no surface waters are present at the Pan Project that fall under jurisdiction of Sections 401 and 404 of the Federal Clean Water Act (please refer to our press release dated September 10, 2012 for further details).

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Midway has also initiated a 20,000 meter drill program at its nearby Gold Rock Project with the goal to significantly expand and upgrade the current Gold Rock resource (please refer to our press release dated September 10, 2012 for further details).

Financial Results

All references to “$” in this release mean the Canadian dollar.  The financial information is presented in accordance with U.S. generally accepted accounting principles.

A comparison of our balance sheets at September 30, 2012 and December 31, 2011 is as follows:

	September 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$10,931,300	$10,191,069
Mineral properties	49,745,747	49,563,134
Other assets	7,474,431	2,817,749	(1)
Total assets	$68,151,478	$62,571,952

Liabilities	$7,734,065	$5,291,319	(2)
Shareholders’ equity	60,417,413	57,280,633
Total liabilities and shareholders’ equity	$68,151,478	$62,571,952

Notes:

(1)	The net increase in other assets of $4.7 million is primarily due to the development activities associated with the Company’s 100% owned Pan heap leach gold project.

(2)	The net change in liabilities is primarily related to the recognition of a warrant liability associated with the Company’s July 6, 2012 common share issuance.

A comparison of the results of operations for the nine months ended September 30, 2012 and September 30, 2011 is as follows:

	---- Nine Months Ended September 30, ----
	2012	2011
Net loss	$(10,815,558)	$(9,269,203)
Basic and diluted loss per share	$(0.09)	$(0.09)
Weighted average number of shares outstanding	118,571,642	104,858,345

Net cash used in operating activities	(8,725,172)	(9,049,826)

Net cash used in investing activities	(6,167,719)	(1,333,688)

Net cash provided by financing activities	15,803,591	18,312,506

Effect of exchange rate on changes on cash:	(170,469)	-

Results from Operations

Our consolidated net loss for the nine-month period ended September 30, 2012 was $10,815,558 or $0.09 per share, an increase of 17% from $9,269,203 or $0.09 per share for the same period in 2011.  The change primarily relates to an increase in salaries and benefits of $1,311,509 as a result of an increase in the number of employees of the Company as compared to the same period in 2011. Salaries and benefits is inclusive of $1,234,527 of non-cash stock based compensation for the nine months ended September 30, 2012 as compared to $692,258 for the comparable period of 2011, an increase of $542,269.

To review Midway Gold’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, including our Management Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov or www.midwaygold.com.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates and potential offering of common shares of the Company from time to time. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the documents referenced in this press release use the terms “reserve" and  "mineral resource“, which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system.  Such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7.  Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  Mineral resources are not mineral reserves and do not have demonstrated economic viability. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The references to a “resource” in this press release and the documents referenced in this press release are not normally permitted under the rules of the SEC.  It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referenced in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.